Exhibit 10.3

MWI VETERINARY SUPPLY, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

1.                                       Purpose of the Plan

                                                This Plan is intended to promote the interests of MWI Veterinary Supply, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

2.                                       Definitions

Capitalized terms herein shall have the following meanings:

2.1.                              “Board” shall mean the Company’s Board of Directors.

2.2.                              “Change in Control” means:

(a)                                  the acquisition in one or more transactions by any “Person” (as such term is used for purposes of Section 13(d) or Section 14(d) of the Exchange Act) but excluding, for this purpose, the Company, Company Affiliates or any employee benefit plan of the Company or a Company Affiliate, of “Beneficial Ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”);

(b)                                 the individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board, and provided further that any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change in Control, and after any such reduction the “Incumbent Board” shall mean the Board as so reduced;

(c)                                  a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, more than seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation;

(d)                                 a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or

(e)                                  acceptance by stockholders of the Company of shares in a share exchange if the stockholders of the Company immediately before such share exchange, do not own, directly or indirectly, immediately following such share exchange, more than seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange.

2.3.                              “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.4.                              “Committee” shall mean the Compensation Committee of the Board.

2.5.                              “Common Stock” shall mean the Company’s common stock, par value $0.01 per share.

2.6.                              “Company” shall mean MWI Veterinary Supply, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of the Company which shall by appropriate action adopt the Plan.

2.7.                              “Company Affiliate” shall mean any parent or subsidiary corporation of the Company (as determined in accordance with Code Section 424), whether now existing or subsequently established.

2.8.                              “Compensation” shall mean the total earnings paid to a Participant by one or more Participating Companies during such individual’s period of participation in the Plan, plus any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Company Affiliate; provided that Compensation shall not include the following items of compensation:

(a)                                  any extraordinary income compensation of a non-recurring nature;

(b)                                 any award made or amount paid pursuant to an employer’s equity-based compensation arrangement including, but not limited to, performance shares, stock options (including any exercise thereof), restricted stock, stock appreciation rights (including any exercise thereof), and dividend equivalents;

(c)                                  severance pay or special retirement pay;

(d)                                 imputed compensation, such as employer-paid group insurance premiums; and

(e)                                  reimbursements or other allowances for automobile, relocation, tax-equalization, travel or educational expenses.

2.9.                              “Effective Date” shall mean the date the stockholders of the Company approve the Plan.  Any Company Affiliate which becomes a Participating Company after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

2.10.                        “Eligible Employee” shall mean any employee on active payroll status who is employed by a Participating Company on such terms that he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Section 3401(a) of the Code, with the exception of Five-Percent Owners, as defined in Section 2.13 below.

2.11.                        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12.                        “Fair Market Value” per share of Common Stock as of a particular date means (i) if the shares of Common Stock are then listed on a national securities exchange, including the Nasdaq Global Select Market (“NASDAQ”), the price per share of Common Stock of the last trade on the exchange for such date, or if no trade was made on such date on the exchange, on the last preceding day on which a trade occurred; (ii) if shares of Common Stock are not then listed on a national securities exchange but are then quoted on another stock quotation system, the price for the shares of Common Stock as quoted on such quotation system for the last trade on such date, or if no trade was made on such date on such quotation system, on the last preceding day on which a trade was made; or (iii) if (i) and (ii) do not apply, such value as the Committee in its discretion may in good faith determine.

2.13.                        “Five-Percent Owner” shall mean any individual who would, immediately after the grant of purchase rights, as described in Section 8.1, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of the outstanding Voting Securities of the Company or any Company Affiliate.

2.14.                        “Participant” shall mean any Eligible Employee of a Participating Company who is actively participating in the Plan.

2.15.                        “Participating Company” shall mean the Company and such Company Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Companies in the Plan are listed in the attached Schedules, which may be amended from time to time.

2.16.                        “Plan” shall mean the Company’s 2008 Employee Stock Purchase Plan, as set forth in this document, as such may be amended or supplemented from time to time.

2.17.                        “Purchase Date” shall mean the last Trading Day of each purchase period, i.e., the last Trading Day of February, May, August or November of each year in which the Plan is maintained by the Company.

2.18.                        “Trading Day” shall mean any day on which shares of the Company’s Common Stock are actively traded.

3.                                       Administration of the Plan

The Plan shall be administered by the Committee.  The Committee shall, at such times as the Common Stock is registered pursuant to Section 12 of the Exchange Act, consist of at least two individuals each of whom shall be a “non-employee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to purchase rights offered hereunder), qualify as “outside directors” for purposes of Section 162(m) of the Code and related Treasury regulations.  The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan.  If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.  The Committee shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423.  Decisions of the Committee shall be final and binding on all parties having an interest in the Plan.

4.                                       Stock Subject to the Plan

4.1.                              Number of Shares.  The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock that may be issued over the term of the Plan shall not exceed 500,000 shares.  Shares subject to purchase rights which expire or are cancelled will again become available for issuance under the Plan.

4.2.                              Adjustments.  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

5.                                       Purchase Periods

5.1.                              Purchase Period.  Shares of Common Stock shall be offered for purchase under the Plan through a series of successive purchase periods until the termination of the Plan pursuant to Section 10.2.

5.2.                              Duration of Purchase Period.  Each purchase period shall have a duration of three (3) months.  Purchase periods shall run from June 1st to August 31st, September 1st to November 30th, December 1st to February 28th (or February 29th , as the case may be) and March 1st to May 31st; provided that the first purchase period shall begin on the first day of the second purchase period commencing after the Effective Date.

6.                                       Eligibility

6.1.                              Eligible Employees.  Each individual who is an Eligible Employee shall be eligible to participate in the Plan on the start date of any purchase period under the Plan.

6.2.                              Participation.  To participate in the Plan for a particular purchase period, the Eligible Employee must complete the enrollment procedure prescribed by the Committee (or its designate), at the time specified by such procedures.  Such enrollment will include authorizing payroll deductions as described in Section 7 below.  An Eligible Employee’s election to participate in the Plan for a particular purchase period shall apply to subsequent purchase periods, unless revoked by the Eligible Employee, as provided in Section 7 and Section 8.

7.                                       Payroll Deductions

7.1.                              Election and Revocation.  The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Compensation paid to the Participant during each purchase period, up to a maximum of ten percent (10%).  The deduction rate so authorized shall continue in effect for the entire purchase period.  The rate of payroll deduction may not be increased or decreased during the purchase period.  However, the Participant may, at any time during a purchase period prior to the Purchase Date, revoke his or her payroll deduction election by using the procedures prescribed by the Committee.  The revocation shall become effective as soon as possible following the completion of such procedure.  The revocation of a payroll deduction election results in the termination of the Participant’s outstanding purchase rights, as provided in Section 8.6(a) below.

7.2.                              Beginning Date.  Payroll deductions shall begin on the first pay period following the start date of the purchase period and shall (unless sooner terminated by the Participant) continue through the pay period ending with or immediately prior to the last day of the purchase period.  The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance outstanding from time to time in such account.  The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

7.3.                              Ending Date.  Payroll deductions shall automatically cease upon the termination of the Participant’s purchase rights in accordance with the provisions of the Plan.

7.4.                              No Further Obligation.  Subject to the limitations set forth in Section 8.4 and Section 9 below, the Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date.

8.                                       Purchase Rights

8.1.                              Grant of Purchase Rights.  A Participant shall be granted a separate purchase right on the start date of each purchase period in which he or she elects to participate. Such purchase right shall provide the Participant with the right to purchase shares of Common Stock on the Purchase Date upon the terms set forth below. Under no circumstances shall a purchase right be granted under the Plan to any Eligible Employee if such individual would immediately after the grant be a Five-Percent Owner, as defined in Section 2.13.

8.2.                              Exercise of the Purchase Rights.  Purchase rights shall be automatically exercised on the Purchase Date, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with Section 8.6. below) on such date. The purchase shall be accomplished by applying the Participant’s payroll deductions for the purchase period ending on such Purchase Date to the purchase of shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for that purchase period.

8.3.                              Purchase Price.  Unless otherwise provided by the Committee, the purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date shall be a price equal to ninety-five percent (95%) of the Fair Market Value of the Common Stock on the Purchase Date; provided that such purchase price shall in no event be less than the minimum option price permitted pursuant to Internal Revenue Service regulation Section 1.423(g), or any successor provision.

8.4.                              Number of Shares That May Be Purchased.  The number of shares of Common Stock that will be purchased by a Participant on each Purchase Date shall be that number of shares (including fractional shares) of Common Stock obtained by dividing the amount collected from the Participant through payroll deductions during the purchase period ending with that Purchase Date by the purchase price in effect for that Purchase Date, determined in accordance with Section 8.3.  However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 200 shares, subject to periodic adjustments as provided in Section 4.2. and subject to the limitation in Section 9.

8.5.                              Excess Payroll Deductions.  Any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be refunded to the Participant or held for the purchase of shares of Common Stock for the Participant on the next Purchase Date at the sole discretion of the Plan’s administrator.

8.6.                              Termination of Payroll Deductions During a Purchase Period.  The following provisions shall govern the termination of payroll deduction elections during a purchase period:

(a)                                  Participant Election to Terminate Payroll Deductions.  A Participant may, at any time before the last two weeks of a purchase period, terminate his or her payroll deductions by revoking his or her payroll deduction election using the procedures established by the Committee, and no further payroll deductions shall be collected from the Participant hereunder during the purchase period in which such revocation is made. Any payroll deductions collected during the purchase period in which a revocation of payroll deduction election occurs shall be refunded in cash.

(b)                                 Effect of Participant Election to Terminate Payroll Deductions.  The termination of a payroll deduction election shall be irrevocable. In order to resume payroll deductions in any subsequent purchase period, such individual must re-enroll in the Plan on or before the start date of the next purchase period for which the individual is eligible to participate.

(c)                                  Termination of Participation Upon Ceasing to be an Eligible Employee.  Should the Participant cease to remain an Eligible Employee for any reason (including death or disability) while his or her purchase rights are outstanding, then such Participant’s right to continue payroll deduction contributions shall immediately terminate, and all of the Participant’s payroll deductions accumulated prior to such termination shall be refunded as soon as practicable following such termination of employment.

(d)                                 Effect of Leave of Absence Upon Participation.  Should the Participant cease to remain in active service by reason of an approved leave of absence, then such Participant’s right to continue payroll deduction contributions shall terminate on the date which is 91 days after the day the Participant last rendered active service, and all of the Participant’s payroll deductions accumulated prior to such date shall be refunded to the Participant as soon as practicable following such date.

8.7.                              Change in Control.  Unless otherwise determined by the Committee, outstanding purchase rights shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the purchase period in which such Change in Control occurs to the purchase of shares of Common Stock at a purchase price per share equal to the purchase price determined under Section 8.3 for the portion of the purchase period that expired prior to such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase. The Company shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control in accordance with Section 8.6(a) above.

8.8.                              Proration of Purchase Rights. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any Purchase Date exceed the number of shares then available for issuance under the Plan, the Committee shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

8.9.                              Assignability.  Purchase rights shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

8.10.                        No Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase rights until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

8.11.                        Dividends.  Once shares are purchased on a Participant’s behalf, to the extent that dividends are paid on such shares, such dividends shall be distributed in cash to the Participant.

9.                                       Accrual Limitations

9.1.                              Twenty Thousand Dollar Limit.  No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and  (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Company Affiliate, would otherwise permit such Participant to purchase more than Twenty Thousand Dollars ($20,000) worth of stock of the Company or any Company Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

9.2.                              Application of the Limit.  For purposes of applying such accrual limitations, (i) the right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date in effect for the purchase period for which such right is granted and, (ii) the right to acquire Common Stock under any outstanding purchase right shall accrue in accordance with the rate preserved in the Plan, but in no event may such rate exceed Twenty Thousand Dollars ($20,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for any one calendar year.

9.3.                              Refund of Excess.  If solely by reason of such accrual limitations, the purchase rights of a Participant does not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase rights shall be refunded within thirty (30) days, or at the sole discretion of the Committee, held until the next purchase period for which such Participant is eligible to make a purchase under the Plan.

9.4.                              Limit Controls.  In the event there is any conflict between the provisions of this Section 9 and one or more provisions of the plan or any instrument issued thereunder, the provisions of this Section 9 shall be controlling.

10.                                 Effective Date and Termination of the Plan

10.1.                        Effective Date.  The Plan was adopted by the Board on December 20, 2007 and became effective on the Effective Date.

10.2.                        Termination of the Plan.  Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the 10-year anniversary of the Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.

11.                                 Amendment of the Plan

The Board may alter, amend, suspend or discontinue the Plan at any time, with such change to become effective immediately following the close of any purchase period. However, the Board may not, without the approval of the Company’s stockholders, (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Company’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan, or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

12.                                 General Provisions

12.1.                        Costs and Expenses.  All costs directly related to the sale, transfer or delivery of Common Stock to Participants pursuant to the Plan shall be borne by the Participants.  All costs and expenses otherwise incurred in the administration of the Plan shall be paid by the Company.

12.2.                        No Right to Employment.  Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company or any Company Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Company Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

12.3.                        Governing Law.  Except to the extent federal law applies, the provisions of the Plan shall be governed by the laws of the State of Delaware without regard to that State’s conflict-of-laws rules.

SCHEDULE A

Companies Participating in

Employee Stock Purchase Plan

MWI Veterinary Supply, Inc.

MWI Veterinary Supply Co.